Exhibit 99.1

Broadcom Reports Second Quarter 2012 Results

IRVINE, Calif. – July 24, 2012 –

Second Quarter 2012

Record Net Revenue: $1.971 billion – Up 9.7% Year over Year (Up 7.9% Quarter over Quarter)

GAAP Diluted EPS: $.28; Non-GAAP Diluted EPS $.72

Q2 GAAP Results

•	Total Revenue: $1.971 billion (Up 9.7% Year over Year)

•	Product Gross Margin: 46.7%

•	Diluted EPS: $.28

•	Cash Flow from Operations: $349 million

Q2 Non-GAAP Results

•	Product Gross Margin: 52.2%

•	Diluted EPS: $.72

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its second quarter ended June 30, 2012.

“Broadcom delivered record revenue in Q2 with strength across all three business groups,” said Scott McGregor, Broadcom’s President and Chief Executive Officer. “Broadcom’s technology leadership and commitment to integration is changing the fundamental economics of communications devices across our addressable markets. This is driving share gains and increasing our content per platform, positioning the company to deliver above market growth over the long-term.”

Net revenue for the second quarter of 2012 was $1.971 billion. This represents an increase of 7.9% compared with the $1.827 billion reported for the first quarter of 2012 and an increase of 9.7% compared with the $1.796 billion reported for the second quarter of 2011. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2012 was $160 million, or $.28 per share (diluted), compared with GAAP net income of $88 million, or $.15 per share (diluted), for the first quarter of 2012 and GAAP net income of $175 million, or $.31 per share (diluted), for the second quarter of 2011.

In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three and six months ended June 30, 2012 and 2011, respectively, appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

Non-GAAP net income for the second quarter of 2012 was $435 million, or $.72 per share (diluted), compared with non-GAAP net income of $387 million, or $.65 per share (diluted), for the first quarter of 2012 and non-GAAP net income of $420 million, or $.72 per share diluted, for the second quarter of 2011.

Conference Call Information

As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2012 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Friday, August 24, 2012.

The financial results included in this release are unaudited.

About Broadcom

Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.

Note Regarding Use of Non-GAAP Financial Measures

Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income, (vi) weighted average shares outstanding (diluted) and (vii) diluted net income per share (EPS). Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain stock option exercises. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain stock option exercises, non-recurring legal fees, and changes in contingent earn-out liabilities. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share also exclude settlement costs, charitable contributions, restructuring costs (reversals), impairment of long-lived assets, gains on strategic investments and tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three and six months ended June 30, 2012 and 2011 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cautions Regarding Forward-Looking Statements:

All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, gross product margin and operating expense targets for the third quarter of 2012 (on both a GAAP and non-GAAP basis), and references to our anticipated growth compared to the overall semiconductor industry. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may fail to adjust our operations in response to changes in demand.

•	Our stock price is highly volatile.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We are subject to order and shipment uncertainties.

•	We face risks associated with our acquisition strategy.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We depend on third parties to fabricate, assemble and test our products.

•	We are exposed to risks associated with our international operations.

•	There can be no assurance that we will continue to declare cash dividends.

•	We may be unable to attract, retain or motivate key personnel.

•	Government regulation may adversely affect our business.

•	Our business is subject to potential tax liabilities.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	Our co-founders and their affiliates may control the outcome of matters that require the approval of our shareholders.

Our Annual Report on Form 10-K for the year ended December 31, 2011, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

BROADCOM CORPORATION

Unaudited GAAP Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenue:
Product revenue	$1,917	$1,742	$3,687	$3,494
Income from Qualcomm Agreement	48	52	100	104
Licensing revenue	6	2	11	14

Total net revenue	1,971	1,796	3,798	3,612
Costs and expenses:
Cost of product revenue	1,021	878	1,939	1,772
Research and development	582	505	1,128	1,003
Selling, general and administrative	171	180	350	359
Amortization of purchased intangible assets	33	9	50	16
Impairments of long-lived assets	9	74	37	83
Restructuring costs	1	—	4	—
Settlement costs (gains)	2	(45)	88	(50)
Charitable contribution	—	25	—	25

Total operating costs and expenses	1,819	1,626	3,596	3,208

Income from operations	152	170	202	404
Interest expense, net	(7)	—	(13)	—
Other income, net	7	1	6	—

Income before income taxes	152	171	195	404
Provision (benefit) for income taxes	(8)	(4)	(53)	1

Net income	$160	$175	$248	$403

Net income per share (basic)	$0.29	$0.33	$0.45	$0.75

Net income per share (diluted)	$0.28	$0.31	$0.43	$0.71

Weighted average shares (basic)	555	535	551	537

Weighted average shares (diluted)	575	558	572	567

Dividends per share	$0.10	$0.09	$0.20	$0.18

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of product revenue	$6	$6	$15	$13
Research and development	95	97	189	199
Selling, general and administrative	36	33	83	69

BROADCOM CORPORATION

Unaudited Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating activities
Net income	$160	$175	$248	$403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29	28	57	51
Stock-based compensation expense:
Stock options and other awards	15	33	42	74
Restricted stock units	122	103	245	207
Acquisition-related items:
Amortization of purchased intangible assets	89	23	143	45
Impairment of long-lived assets	9	74	37	83
Non-cash settlement gain	—	(14)	—	(14)
Gain on strategic investments	(3)	—	(3)	—
Changes in operating assets and liabilities:
Accounts receivable	(47)	93	(98)	152
Inventory	(45)	34	(7)	82
Prepaid expenses and other assets	1	(4)	(10)	(32)
Accounts payable	99	(71)	151	(141)
Deferred revenue and income	(5)	(10)	(14)	(19)
Accrued settlement costs	(36)	3	51	3
Other accrued and long-term liabilities	(39)	22	(125)	(72)

Net cash provided by operating activities	349	489	717	822

Investing activities
Net purchases of property and equipment	(50)	(52)	(124)	(97)
Net cash paid for acquired companies	(179)	(344)	(3,572)	(344)
Proceeds from sales of strategic investments	3	—	3	—
Purchases of marketable securities	(380)	(770)	(714)	(1,424)
Proceeds from sales and maturities of marketable securities	299	1,065	1,005	1,860

Net cash used in investing activities	(307)	(101)	(3,402)	(5)

Financing activities
Repurchases of Class A common stock	—	(249)	—	(670)
Dividends paid	(56)	(49)	(111)	(97)
Payment of assumed contingent consideration	—	—	(53)	—
Proceeds from issuance of common stock	94	104	156	216
Minimum tax withholding paid on behalf of employees for restricted stock units	(43)	(34)	(91)	(91)

Net cash used in financing activities	(5)	(228)	(99)	(642)

Increase (decrease) in cash and cash equivalents	37	160	(2,784)	175
Cash and cash equivalents at beginning of period	1,325	1,637	4,146	1,622

Cash and cash equivalents at end of period	$1,362	$1,797	$1,362	$1,797

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	June 30, 2012	March 31, 2012	December 31, 2011
	(In millions)
Cash and cash equivalents	$1,362	$1,325	$4,146
Short-term marketable securities	408	350	383
Long-term marketable securities	414	388	676

Total cash, cash equivalents and marketable securities	$2,184	$2,063	$5,205

Increase from prior period end	$121

Decrease from prior year end	$(3,021)

BROADCOM CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In millions)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,362	$4,146
Short-term marketable securities	408	383
Accounts receivable, net	821	678
Inventory	528	421
Prepaid expenses and other current assets	160	124

Total current assets	3,279	5,752
Property and equipment, net	431	368
Long-term marketable securities	414	676
Goodwill	3,708	1,787
Purchased intangible assets, net	1,981	400
Other assets	83	57

Total assets	$9,896	$9,040

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$624	$442
Wages and related benefits	166	175
Deferred revenue and income	9	21
Accrued liabilities	495	461

Total current liabilities	1,294	1,099
Long-term debt	1,196	1,196
Other long-term liabilities	271	224
Commitments and contingencies
Shareholders’ equity	7,135	6,521

Total liabilities and shareholders’ equity	$9,896	$9,040

BROADCOM CORPORATION

Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Product revenue	$1,917	$1,742	$3,687	$3,494
GAAP cost of product revenue	1,021	878	1,939	1,772

GAAP product gross profit	$896	$864	$1,748	$1,722

GAAP product gross margin	46.7%	49.6%	47.4%	49.3%

GAAP cost of product revenue	$1,021	$878	$1,939	$1,772
Adjustments:
Stock-based compensation and related payroll taxes	(6)	(7)	(15)	(14)
Amortization of purchased intangible assets and step-up of acquired inventory	(99)	(19)	(158)	(39)

Non-GAAP cost of product revenue	$916	$852	$1,766	$1,719

Product revenue	$1,917	$1,742	$3,687	$3,494
Non-GAAP cost of product revenue	916	852	1,766	1,719

Non-GAAP product gross profit	$1,001	$890	$1,921	$1,775

Non-GAAP product gross margin	52.2%	51.1%	52.1%	50.8%

GAAP research and development and selling, general and administrative expense	$753	$685	$1,478	$1,362
Adjustments:
Stock-based compensation and related payroll taxes	(133)	(131)	(276)	(272)
Non-recurring legal fees	—	(25)	—	(25)

Total GAAP to Non-GAAP adjustments	(133)	(156)	(276)	(297)

Non-GAAP research and development and selling, general and administrative expense	$620	$529	$1,202	$1,065

GAAP net income	$160	$175	$248	$403
Adjustments:
Stock-based compensation and related payroll taxes	139	138	291	286
Amortization of purchased intangible assets and step-up of acquired inventory	132	28	208	55
Impairment of long-lived assets	9	74	37	83
Settlement costs (gains)	2	(45)	88	(50)
Charitable contributions	—	25	—	25
Restructuring costs	1	—	4	—
Other income, net	(3)	—	(3)	—
Non-recurring legal fees	—	25	—	25
Income tax benefit associated with the establishment of certain deferred tax liabilities in purchase accounting	(5)	—	(51)	—

Total GAAP to Non-GAAP adjustments	275	245	574	424

Non-GAAP net income	$435	$420	$822	$827

Shares used in calculation – diluted (GAAP)	575	558	572	567
Non-GAAP adjustment	29	26	27	24

Shares used in calculation – diluted (Non-GAAP)*	604	584	599	591

GAAP diluted net income per share	$0.28	$0.31	$0.43	$0.71

Non-GAAP diluted net income per share	$0.72	$0.72	$1.37	$1.40

*	Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

BROADCOM CORPORATION

Guidance for the Three Months Ending September 30, 2012

Three Months Ending September 30, 2012
Total net revenue	~$2.00 billion to ~$2.15 billion

Product gross margin (GAAP)	Up ~200 basis points from Q2’12 (due to acquisition-related charges)

Product gross margin (Non-GAAP)	Roughly flat from Q2’12

Research & development and selling, general, and administrative expenses (GAAP)	Roughly flat from Q2’12

Research & development and selling, general, and administrative expenses (Non-GAAP)	Up ~$5 million to ~$20 million from Q2’12

Broadcom has based the preceding guidance for the three months ending September 30, 2012 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of July 24, 2012. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.

The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2011, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Donnelle Koselka Director, Corporate Communications 949-926-3248 dkoselka@broadcom.com	Chris Zegarelli Senior Director, Investor Relations 949-926-7567 czegarel@broadcom.com